EXHIBIT 10.2
                                                                    ------------


                            MASTER SERVICE AGREEMENT


         Master Service Agreement dated March 17, 1997 (the "Agreement") between Webster Bank (the "Servicer") and Webster Preferred Capital Corporation, a corporation organized under the laws of Connecticut (the "Customer").

         WHEREAS, the Servicer desires to provide and the Customer desires to receive certain services (the "Services" or individually a "Service") including, but not limited to, the following:

         (1) data processing services as described in Exhibit A annexed hereto, including the preparation of reports and other back office operations support services as necessary to provide said data processing services;

         (2) loan servicing for all mortgage loans held by the Customer as described in Exhibit B annexed hereto:

         (3) nonperforming loan servicing and foreclosure services as described in Exhibit C annexed hereto; and

         (4) investment and funds management services as described in Exhibit D annexed hereto.

         In addition, the Customer and Servicer desire to establish an intercompany financing arrangement as described in Exhibit E annexed hereto, to facilitate performance of all of their duties, obligations and responsibilities pursuant to the terms of this Agreement, to provide for working capital and for any other purpose deemed necessary by the Customer and Servicer in a manner consistent with this terms of the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties hereto agree as follows:

         1. The Servicer shall provide the Services described in Exhibits A through D annexed hereto for the Customer at the rates set forth in Exhibit F annexed hereto.

         2. The Servicer and Customer shall enter into an intercompany financing arrangement, as described in Exhibit E annexed hereto. Interest shall be due on balance at the rate set forth in Exhibit F annexed hereto.

         3. The Servicer shall revise Exhibit F to modify the rates set forth on Exhibit F from time to time during the Initial Term and each Renewal Term to reflect changes in the actual costs incurred or estimated costs to be incurred by the Servicer in providing the Services to the Customer. Such revised Exhibit F shall be substituted for the Exhibit F then in effect and shall become effective upon the date set forth in such a revised Exhibit F.

         4. (a) The Customer represents that Exhibits A through D contain a general description of the Services to be furnished by the Servicer to the Customer. In performing these Services, the scope of the work undertaken and the manner of its performance shall be substantially the same as for similar work performed by the Servicer for transactions on its own behalf, with such modifications as may be appropriate in order to accomplish the purposes of this Agreement. The Servicer shall give the Customer reasonable notice of all system changes affecting the Customer's procedures or reports as these changes pertain to the Services.

            (b) The Servicer reserves the right to alter the contents of reports, eliminate reports, add reports or change the frequency of delivery of reports described in Exhibits A through D.

            (c) If the changes referred to in paragraph (a) or (b) are not acceptable to the Customer, the Customer may terminate this Agreement on thirty
(30) days' notice, provided such notice is given within ten (10) days after the Customer has received notice of such change.


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         5. It is understood and agreed that the  performance of the Services is or might be subject to regulation and examination by authorized representatives of the federal or state bank regulatory agencies, and that each party is and shall be authorized to submit or furnish to any such regulatory agency reports, information, assurances and other data as may be required by, or reasonably requested of, it under applicable laws and regulations, including, without
limitation,   any  appropriate   notifications   concerning  the  initiation  or
termination of this Agreement or any of the Services provided to the Customer. Each party shall afford the other party or any examiners or authorized representatives of federal or state bank regulatory agencies or either of the parties' independent auditors or legal counsel access to loan documentation or any other data governed by this Agreement.

         6. The Servicer shall, with appropriate charge, promptly make any and all modifications to forms, documents and reporting methods as is required to comply with any statutory, regulatory, administrative rules or other legal requirements. The Servicer, subject to Customer providing reasonable notice as established by Servicer, shall make and implement any modification to forms, documents and reporting methods required in response to such statutory, regulatory, administrative rules or other legal requirements by such time as the modifications may be necessary as required by law.

         7. After the end of each calendar month that this Agreement is in effect, the Servicer shall invoice the Customer for all fees and charges due the Servicer and the Customer shall pay each such invoice upon receipt thereof. The rates set forth in Exhibit F are exclusive of all taxes, however designated, imposed on any amount payable hereunder for the Services or their provision to the Customer. Any sales and use taxes, however, designated, and if applicable, shall be the responsibility of and shall be paid by the Customer.

         8. In performing the Services, the Servicer shall be deemed to have an independent contractual relationship with the Customer. It is agreed that the Servicer and the Customer are not partners or joint ventures and that the Servicer is not to act as agent for the Customer but is to act as an independent contractor. The Servicer shall not be deemed to have any contractual or other relationship with the Customer's customers. In no event shall any of the Customer's customers be considered a third party beneficiary of this Agreement. To the extent that third parties may make claims against the Servicer arising out of the Services, the Customer agrees to indemnify and hold harmless the Servicer from and against all loss, liability, claim, action, demand or suits, including attorneys' fees arising therefrom.

         9. All programs, whether standard Servicer programs or programs developed specifically for the Customer, files and documentation which are the property of the Servicer, unless otherwise specified in this Agreement. Upon termination of the Services, the Servicer will make available to the Customer all data contained in all master files and transaction files then available relevant to the Services. Any expense incurred by the Servicer in providing such information shall be paid for by the Customer at the Servicer's then prevailing rates.

         10. Each party shall indemnify and hold the other party harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion to the extent resulting from, a breach of the covenants, representations and warranties contained in this Agreement. Upon receipt of notice of any such claim, demand, defense or assertion, the party seeking indemnification shall promptly give written notice thereof to the other party. The parties agree to cooperate in defense or prosecution of any claim, demand, defense or assertion, based on or grounded upon, or resulting from, a breach of the covenants, representations and warranties contained in this Agreement.

         11. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE SERVICER MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         12. The liability of the Servicer to the Customer for any loss due to the Servicer's performing, or failing to perform, the Services shall be contingent upon the Customer's compliance with its obligations herein and shall be limited to those losses sustained by the Customer which are a direct result of the Servicer's negligence or willful misconduct; provided, however, that the Servicer's only liability to the Customer arising from any interruptions in, or delay or unavailability of, the Services or any errors or omissions in the Services or any loss of data, shall be to

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restore any Service which is interrupted  or is delayed or becomes  unavailable, as promptly as reasonably practicable and, in the case of any error or omission in a Service or loss of data, to correct such error or omission or regenerate any lost data; provided, further, that the Servicer shall not be obligated hereunder to correct any error or omission in the Services if it would not ordinarily correct such error or omission.

         13. The Servicer shall not be responsible or liable for its failure or delay in performance of the Services when such failure or delay arises out of, results from, or is caused by any act or omission of the Customer or by any event beyond the control of the Servicer, including, but not limited to fire, flood or other catastrophe, legal acts of a public authority, strikes, riots, failure of communications or power supply.

         14. Notwithstanding anything contained herein to the contrary, the aggregate amount of any money damages to which the Customer and any and all other parties claiming by, through or under the Customer, may be entitled as the result of any claim against the Servicer (regardless of whether such claims are based on contract, tort (including negligence and strict liability), warranty or other legal or equitable grounds) shall be limited to an amount equal to the lesser of (a) the actual amount of such losses, damages, injuries, claims, costs or expenses or (b) the aggregate annual amount payable by the Customer to the Servicer for the Service affected, as stated on Exhibit F.

         15. The Servicer shall not incur any liability or obligation under this Agreement by reason of any loss or damage to the Customer caused by an error or omission of the Servicer unless the Customer shall have informed the Servicer of such error or omission within two Service business days after the discovery thereof. The Customer agrees to use diligent efforts to reconstruct any lost data, records or materials, and if appropriate, to charge back to the Customer's depositors' accounts and the forwarding banks' accounts, and to obtain refunds from its depositors' forwarding banks and endorsers' banks. If the Servicer carries insurance against the type of loss incurred, the Customer agrees to cooperate in furnishing proof of loss in a form satisfactory to the Servicer's insurance company and to assist the Servicer and its insurance company in settlement of the claim.

         16. In the event of any material breach of a party's obligations under this Agreement (an "Event of Default"), the other party shall provide a written notice of such Event of Default and a demand that such Event of Default be cured. In the event the breaching party fails in good faith to cure such Event of Default within ten days following receipt of such notice and demand, the non-defaulting party may terminate this Agreement or take legal action to obtain specific performance, injunction and other equitable relief as well as any other remedies as may be available at law subject to the limitations set forth in this Agreement.

         17. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT WILL THE SERVICER BE LIABLE FOR ANY LOST PROFIT OR OTHER INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH THE CUSTOMER MAY INCUR OR EXPERIENCE BY REASON OF HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT OR ARISING OUT OF OR IN CONNECTION WITH THE SERVICES, EVEN IF THE SERVICER HAS BEEN ADVISED OR IS OTHERWISE AWARE OF THE POSSIBILITY OF SUCH DAMAGES; NOR SHALL THE SERVICER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATIONS OR POWER SUPPLY, LABOR DIFFICULTIES OR ANY OTHER SIMILAR CAUSE OR CATASTROPHE BEYOND THE SERVICER'S CONTROL.

         18. The Customer may not assign this Agreement nor any of its rights or obligations hereunder without the written consent of the Servicer. The Servicer may assign this Agreement and any of its rights and obligations (including, without limitation, its obligation to provide the Services) to any affiliate of the Customer. In the event the Customer is no longer an affiliate of the Servicer (or its successors or assigns), this Agreement shall automatically terminate.

         19. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Connecticut.

         20. The Servicer will regard and preserve as confidential all data of a confidential nature related to the business of the Customer and provided by the Customer to the Servicer. The Servicer will take the same precautions to preserve such confidential information as the Servicer takes with respect to its own confidential information.


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         21. This Agreement may be terminated at any time by a written agreement between the parties and at any time by either party upon ten days prior written notice to the other party.

         22. No waiver of any of the terms or conditions of this Agreement shall be effective or binding unless such waiver is in writing and is signed by both of the parties hereto, nor shall this Agreement be changed, modified, discharged or terminated other than in accordance with its terms, in whole or in part, except by a writing signed by both parties.

         23. All communications and notices relating to this Agreement are to be sent:

         If to the Servicer:  Mr. Leo Frank
                              Webster Bank
                              609 West Johnson Avenue
                              Cheshire, CT 06410

         If to the Customer:  Mr. Peter J. Swiatek, Vice President and Treasurer
                              Webster Preferred Capital Corporation
                              Webster Plaza
                              Waterbury, CT 06702

or to such other address as a party may designate to the other and such notices shall be deemed duly given three days after mailed or upon delivery by hand or upon receipt of confirmed answer back if telephoned.

         24. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         25. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter of this Agreement.

         26. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         27. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                  WEBSTER BANK

                                  By:    /s/ Ross M. Strickland
                                         ---------------------------------------
                                  Name:  Ross M. Strickland
                                  Title: Executive Vice President


                                  WEBSTER PREFERRED CAPITAL CORPORATION

                                  By:    /s/ John V. Brennan
                                         ---------------------------------------
                                  Name:  John V. Brennan
                                  Title: President


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                                    EXHIBIT A

                            DATA PROCESSING SERVICES


         Data processing services to be provided pursuant to this Agreement shall include, but not necessarily be limited to, the following specific computer services:

         1. All Customer application processing, regardless of where actually processed, that presently exists or is established in the future for the conduct of customer transactions and management information. Included herein are host based activity as well as input/output to and from such activity.

         2. All actions necessary to maintain, enhance existing or develop new data processing services for the benefit of the Customer.

         3. Transportation of documents.

         4. Document encoding, capture, cash letter preparation, reject handling and bulk filing.

         5. The Servicer shall receive fees from the Customer as consideration for the performance of data processing services pursuant to the terms of the Agreement in accordance with the schedule set forth below at Exhibit F.





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                                    EXHIBIT B
                                    ---------

                                 LOAN SERVICING


         Loan servicing to be provided pursuant to this Agreement shall include, but not necessarily be limited to, the following specific services:

         1. Make diligent efforts to collect all sums due and payable from borrowers under the terms of each loan.

         2. Preparation and processing of month end Delinquency Reports for nonperforming loans. Such reports should break down delinquency in thirty (30) days, sixty (60) days, ninety (90) days, and ninety plus (90+) days non-accrual and foreclosure increments.

         3. Deposit of all payments, including late charges and other ancillary fees, required to be made by a borrower pursuant to the terms of a loan which are collected by Servicer as follows:

            (a) Principal and interest payments and maintenance charges shall be deposited in separate trust accounts at Webster Bank in the name of Webster Preferred Capital Corporation.

            (b) Trust accounts for "Escrow Payments" as defined in Paragraph 4 of this Exhibit B.

         4. As used in this Exhibit B, the term "Escrow Payments" means all payments for whatever purpose except for principal and interest payments, late charges or other ancillary fees required by the terms of each loan or otherwise to be made under the terms of the loans. The Servicer shall apply amounts received by it that are applicable to escrow payments in accordance with the terms of each loan, any applicable contract of insurance and any relevant service agreements including the Agreement. The Servicer shall keep funds received as escrow payments its possession segregated from its general corporate funds pursuant to the terms of this Agreement. The Servicer shall pay, when due, hazard insurance premiums and shall obtain, when available, and pay the official statements for taxes and assessments or other special charges due against any premises secured by a mortgage securing a loan and any manufactured home secured by a mortgage or any other security instrument or agreement. Servicer shall pay interest on escrow account statements to borrowers as required by law and the applicable loan documents.

         5. Taking all reasonable and necessary steps to cause any premises secured by a mortgage securing a loan or a mortgage or any other security interest or agreement securing a manufactured home loan to be kept insured against loss or damage by fire or other hazards and for such amounts required by any servicing agreements in effect. The Servicer shall secure and retain copies of any insurance policies so in effect for the benefit of the Customer.

         6. Maintenance of detailed records for each loan and collections thereon. The Customer or its authorized representative may examine such records at such time or times as it may elect during the Servicer's normal business hours.

         7. Taking all reasonable and necessary steps to comply with and using its best efforts to cause the Customer to comply with any and all applicable federal and state statutes or regulations or private mortgage insurance company requirements while servicing all loans pursuant to the terms of this Agreement.

         8. In the event that foreclosure proceedings are instituted, the Servicer shall foreclose, manage and protect the mortgaged premises in the manner and to the extent required pursuant to the terms of Exhibit C of the Agreement.

         9. The Servicer shall enter all new loans and information which may be required from time to time onto the data processing software used by the Servicer to service loans for the Customer.


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         10. The Servicer shall ensure the  maintenance of perfected  collateral positions securing loans serviced pursuant to the terms of the Agreement.

         11. The Servicer shall receive fees from the Customer as consideration for the performance of services pursuant to the terms of the Agreement in accordance with the schedule set forth below at Exhibit F.

         12. The servicer shall compute, notify the borrowers of, and effect any adjustments to the interest rate and payment terms of a serviced loan in accordance with applicable law.

















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                                    EXHIBIT C
                                    ---------

              NONPERFORMING LOAN SERVICING AND FORECLOSURE SERVICES


         Nonperforming loan servicing and foreclosure services to be provided by the Servicer for the Customer pursuant to the Agreement shall include, but not necessarily be limited to, the following specific services:

         1. Institution of foreclosure proceedings in the appropriate federal or state court as deemed necessary by the Servicer.

         2. Removal of nonperforming loans from the Servicer's loan processing system at the time of foreclosure.

         3. Removal of nonperforming manufactured home loans from the Servicer's processing system at the time of foreclosure.

         4. The Servicer may repurchase nonperforming loans at the outstanding principal balance at the time of foreclosure and/or repossession.

         5. The Servicer shall be paid a fee by the Customer as consideration for the performance of foreclosure services pursuant to the terms of the Agreement in accordance with the schedule set forth below at Exhibit F.






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                                    EXHIBIT D
                                    ---------

                    INVESTMENT AND FUNDS MANAGEMENT SERVICES


         Investment and funds management services to be provided by the Servicer for the Customer pursuant to the Agreement shall be in accordance with the Home Owners' Loan Act of 1933, as amended, and may include, but not necessarily be limited to, the following specific services:

         1. Acting as investment agent for the Customer with respect to investment and funds management activities. These include, but are not limited to, investment of surplus funds into securities, money market instruments and/or other assets that are qualified real estate assets as described in paragraph 3 of Exhibit D below; sale and/or securitization of loans; other secondary market activities; and other permissible activities as provided for in paragraph 3 of Exhibit D below.

         2. Investment and funds management activities performed by the Servicer on behalf of the Customer shall be made in a prudent manner within the laws, statutes and appropriate regulations pertaining to such investments. These activities are further governed and limited by the Servicer's approved investment and funds management policies as amended from time to time. Policy exceptions may be granted by the Board of Directors of the Customer or by the written instructions signed by two authorized executive officers of the Customer.

         3. The Servicer will conduct investment and funds management activities on behalf of the Customer so as to ensure that the Customer complies at all times with all provisions of the Internal Revenue Code applicable to Real Estate Investment Trusts ("REIT"). Particularly, the Servicer will exercise proper judgment and discretion to ensure that the Customer receives income only from qualified real estate investments and invests only in qualified real estate assets as defined in and limited by the Internal Revenue Code and regulations and rulings thereunder. The Servicer further will conduct investment and funds management activities on behalf of the Customer so as to ensure that the Customer does not incur federal or state tax to the extent that said activities may be permissible under the Internal Revenue Code and regulations and rulings thereunder but nevertheless would cause the Customer to incur REIT level taxation.

         4. Monthly reports of all investment and funds management activities performed by the Servicer on behalf of the Customer will be made available to the Customer as required by the officers or Board of Directors of the Customer. Reporting for regulatory or policy requirements shall be provided by the Servicer to the Customer as required.

         5. The Servicer will take necessary steps to ensure that the investments and funds management related assets and liabilities of the Customer that are managed by the Servicer are properly segregated from those of the Servicer. The proper accounting entries which are clearly marked and identified as those of the Customer shall be made and entered by authorized personnel of the Servicer.

         6. The Servicer shall receive fees from the Customer as consideration for the performance of investment and funds management services pursuant to the terms of the Agreement in accordance with the schedule set forth below at Exhibit F.



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                                    EXHIBIT E
                                    ---------

                             INTERCOMPANY FINANCING


         The Customer and Servicer agree to lend available funds to one another as may be deemed necessary from time to time in order to facilitate performance of all of their duties, obligations and responsibilities pursuant to the terms of the Agreement, to provide for working capital and for any other purpose deemed necessary by the Customer and Servicer in a manner consistent with the terms of the Agreement.

         The Servicer shall act to ensure that any funds advanced to it by the Customer will not exceed an amount that would cause the Customer to violate any and all provisions of the Internal Revenue Code applicable to REITs. Particularly, the Servicer shall exercise proper judgment and discretion to ensure that interest paid from the Servicer to the Customer shall not exceed an amount that would cause the Customer to violate the income and asset limitation tests of Internal Revenue Code Section 856(c) and regulations and rulings thereunder.

         Interest shall be due on any outstanding balances advanced pursuant to Exhibit F of the Agreement at the rate set forth in Exhibit F annexed hereto.






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                                    EXHIBIT F
                                    ---------

                          SCHEDULE OF FEES FOR SERVICES

                     PERFORMED PURSUANT TO SERVICE AGREEMENT


         For consideration of services provided by the Servicer on behalf of the Customer pursuant to the terms and conditions of the Agreement, the Customer shall pay the Servicer the following fees:


(1)      8 Basis Points for fixed rate loan servicing and collection work.

(2)      8 Basis Points for variable rate loan servicing and collection work.

(3)      5 Basis Points for all other services to be provided.


         All fees are calculated based on the daily outstanding balance of all the Customer's loans for which Servicer is responsible.

         Interest due on outstanding balances advanced as set forth in Exhibit E of the Agreement shall be at the Prime Rate as published in the Wall Street Journal from time to time with the rate to change as changes are published in the Wall Street Journal.





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